Execution Version

FIRST AMENDMENT TO COLLATERAL AGENCY AND
INTERCREDITOR AGREEMENT
FIRST AMENDMENT TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Amendment”), is made as of July 31, 2012, by and among (i) WELLS FARGO, NATIONAL ASSOCIATION, in its capacity as collateral agent for and on behalf of the Noteholders and the Bank Secured Parties (as each such term is hereinafter defined, the “Collateral Agent”), (ii) WELLS FARGO, NATIONAL ASSOCIATION, in its capacity as administrative agent for and on behalf of the Bank Secured Parties (in such capacity the “Administrative Agent”) and (iii) PRUDENTIAL INVESTMENT MANAGEMENT, INC. (“Prudential” and, together with its successors and assigns, including, without limitation, future holders from time to time of the Senior Notes (as such term is hereinafter defined), the “Noteholders”). All capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Collateral Agency and Intercreditor Agreement (the “Existing Intercreditor Agreement”), dated as of July 22, 2010, by and among the Collateral Agent, the Administrative Agent and Prudential.

W I T N E S S E T H

WHEREAS, Checkpoint Systems, Inc. (the “Company”), certain of its Subsidiaries and the Lenders are parties to a certain Amended and Restated Credit Agreement, dated as of July 22, 2010 (as amended by that certain First Amendment to Credit Agreement dated as of February 17, 2012, the “Existing Credit Agreement”);

WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase and Private Shelf Agreement, dated July 22, 2010 (as amended by that certain First Amendment to Note Purchase and Private Shelf Agreement, dated as of February 17, 2012, the “Existing Note Agreement”); and

WHEREAS, the Company has requested that the Existing Credit Agreement be amended by the Bank Second Amendment (as defined below) and the Existing Note Agreement be amended by the Note Second Amendment (as defined below), and it is a condition to the willingness of the other parties to such documents to enter into such amendments that the Existing Intercreditor Agreement be amended as set forth in this Amendment;
NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendments to Existing Intercreditor Agreement.
(a)The first two recitals of the Existing Intercreditor Agreement are hereby amended and restated in their entirety to read as follows:
WHEREAS, Checkpoint Systems, Inc. (the “Company”), certain of its Subsidiaries and the Lenders (as such term is hereinafter defined) have entered into that certain Amended and Restated Credit Agreement, dated as of July 22, 2010 (as amended by that certain First Amendment to Credit Agreement dated as of February 17, 2012 and that certain Second Amendment to Credit Agreement dated as of July 31, 2012 (the “Bank Second Amendment”) and as further amended, restated, replaced or otherwise modified from time to time, unless otherwise specified herein, the “Credit Agreement”), pursuant to which the Lenders have established a multi-currency revolving credit facility in a principal amount of up to $75,000,000 (as of the Intercreditor Agreement Amendment Effective Date) for the Company and certain of its Subsidiaries;

WHEREAS, the Company and Prudential have entered into that certain Note Purchase and Private Shelf Agreement (as amended by that certain First Amendment to Note Purchase and Private Shelf Agreement, dated as of February 17, 2012 and that certain Second Amendment to Note Purchase and

Private Shelf Agreement, dated as of July 31, 2012 (the “Note Second Amendment”), and as further amended, restated, replaced or otherwise modified from time to time, unless otherwise specified herein, the “Note Agreement”), pursuant to which the Company has issued (a) $25,000,000 aggregate principal amount of its 4.00% Series A Senior Secured Notes due July 22, 2015, (b) $25,000,000 aggregate principal amount of its 4.38% Series B Senior Secured Notes due July 22, 2016 and (c) $25,000,000 aggregate principal amount of its 4.75% Series C Senior Secured Notes due July 22, 2017, and may in the future issue to Prudential and/or certain of its affiliates, an additional $50,000,000 of notes (as amended by that certain Second Amendment to Note Purchase and Private Shelf Agreement, dated as of July 31, 2012, and as further amended, restated, replaced or otherwise modified from time to time, unless otherwise specified herein, collectively, the “Senior Notes”, such term to include any such notes issued in substitution therefor pursuant to the terms of the Note Agreement);

(b)Section 1 of the Existing Intercreditor Agreement is hereby amended as follows:
(i)    The following definitions are hereby amended and restated in their entirety to read as follows:
Collateral - means a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents.
Enforcement - means any enforcement, collection (including judicial or non-judicial sale or foreclosure) or similar proceeding with respect to any Collateral or Foreign Collateral.
Foreign Collateral - has the meaning ascribed to such term in the Credit Agreement, as in effect on the Intercreditor Agreement Amendment Effective Date after giving effect to the Bank Second Amendment (it being understood that the reference to “all Equity Interests” in clause (iii) of the definition of such term (set forth in Section 5.12(b) of the Credit Agreement as so in effect) is a reference to all Equity Interests of first-tier Foreign Subsidiaries (as defined in the Credit Agreement as so in effect) that do not constitute Domestic Collateral (as defined in the Credit Agreement as so in effect).
(ii)    The following defined terms are hereby added to Section 1 of the Existing Intercreditor Agreement in their appropriate alphabetical position:
Alternate Base Rate Loans - has the meaning ascribed to such term in the Credit Agreement.
Bank Second Amendment - has the meaning ascribed to such term in the Recitals.
Cash Collateral - has the meaning ascribed to such term in the Credit Agreement.
Debt Issuance - means “Debt Issuance” as defined in any Credit Document.
Equity Issuance - means “Equity Issuance” as defined in any Credit Document.
Fiscal Quarter - means any fiscal quarter of the Company.

Foreign Set-off Payment - has the meaning set forth in Section 2A(I)(a).
Intercreditor Agreement Amendment Effective Date - means July 31, 2012.
Interest Period - has the meaning ascribed to such term in the Credit Agreement.
L/C Obligations - has the meaning set forth in the Credit Agreement.

Letters of Credit Threshold - means all Letters of Credit (as defined in the Credit Agreement) outstanding on the Intercreditor Agreement Amendment Effective Date in an aggregate amount equal to $1,416,600.00.
LIBOR Rate Loans - has the meaning ascribed to such term in the Credit Agreement.

Loans - has the meaning ascribed to such term in the Credit Agreement.
Non-receiving Creditor - has the meaning set forth in Section 2A(I)(c).
Note Second Amendment - has the meaning ascribed to such term in the Recitals.
Original Fixed Charge Coverage Ratio - means “Fixed Charge Coverage Ratio” as defined in (i) the Credit Agreement, as in effect immediately prior to the Intercreditor Agreement Amendment Effective Date and the Bank Second Amendment and (ii) the Note Agreement, as in effect immediately prior to the Intercreditor Agreement Amendment Effective Date and the Note Second Amendment.
Original Leverage Ratio - means “Leverage Ratio” as defined in (i) the Credit Agreement, as in effect immediately prior to the Intercreditor Agreement Amendment Effective Date and the Bank Second Amendment and (ii) the Note Agreement, as in effect immediately prior to the Intercreditor Agreement Amendment Effective Date and the Note Second Amendment.
Priority Bank Obligations - has the meaning ascribed to such term in subclause (i) of clause Fifth of Section 2(a).
Security Documents - has the meaning set forth in (i) the Credit Agreement, as in effect on the Intercreditor Agreement Amendment Effective Date after giving effect to the Bank Second Amendment and (ii) the Note Agreement, as in effect on the Intercreditor Agreement Amendment Effective Date after giving effect to the Note Second Amendment; provided that Security Documents shall not include the Dutch Borrower Security Agreement (as defined in the Credit Agreement).
Set-off Payment - has the meaning set forth in Section 2A(I)(a).
Set-off Payment Deficiency - has the meaning set forth in Section 2A(I)(c).
Swingline Loans - has the meaning ascribed to such term in the Credit Agreement.
Type - has the meaning ascribed to such term in the Credit Agreement.
(c)Clause Fifth of Section 2(a) of the Existing Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:
Fifth: (i) first to the payment of Loans advanced after the Intercreditor Agreement Amendment Effective Date and to provide Cash Collateral for the L/C Obligations to the extent in excess of the Letters of Credit Threshold, together with all interest, fees and other amounts referred to in clause (ii) of this clause Fifth that are payable in respect of such Loans and L/C Obligations (all such Loans, L/C Obligations, interest, fees and other amounts, collectively, the “Priority Bank Obligations”); provided, however, that this subclause (i) of this clause Fifth shall cease to apply, immediately and automatically without any further action by any Person, upon the earlier to occur of (A) a refinancing of the Credit Party Obligations under (and as defined in) the Credit Agreement as in effect on the Intercreditor Agreement Amendment Effective Date (after giving effect to the Bank

Second Amendment) and (B) such time as the Obligors have achieved (1) an Original Leverage Ratio of less than or equal to 2.75 to 1.00 and (2) an Original Fixed Charge Coverage Ratio of greater than or equal to 1.25 to 1.00, in each case, for two consecutive Fiscal Quarters of the Company occurring after the Intercreditor Agreement Amendment Effective Date, as reported in (x) the most recent Officer's Compliance Certificate (as defined in the Credit Agreement) required to be delivered pursuant to Section 5.2(b) of the Credit Agreement and (y) the most recent compliance certificate required to be delivered pursuant to Section 7.2(a) of the Note Agreement, and (ii) second, after the payment and satisfaction in full of all Priority Bank Obligations pursuant to the foregoing subclause (i), to the payment of all interest on the outstanding principal amount of the Obligations and all fees in respect of the Obligations (including, without limitation, interest, fees, and scheduled periodic payments due in respect of Hedge Counterparty Obligations, but excluding any Make-Whole Amount and all termination, breakage and similar fees due in respect of Hedge Counterparty Obligations), ratably to each Creditor in accordance with the aggregate amount of such Obligations then outstanding to such Creditor as a percentage of all of such then outstanding Obligations;

(d)A new paragraph is hereby added to Section 2(a) of the Existing Intercreditor Agreement immediately after clause Eighth thereof to read in its entirety as follows:
For the avoidance of doubt, Loans outstanding prior to the Intercreditor Agreement Amendment Effective Date that are extended into a subsequent Interest Period or are converted into another Type in accordance with (and as such terms are defined in) the Credit Agreement shall not be considered “Loans advanced after the Intercreditor Agreement Amendment Effective Date” for purposes of subclause (i) of clause Fifth of this Section 2(a).
(e)The first line of Section 2(b) of the Existing Intercreditor Agreement is hereby amended by adding “Section 2A(I)(b) or clause Fifth or” immediately before “clause Sixth”.
(f)The first sentence of Section 2(c) of the Existing Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:
Until any amount to be applied pursuant to Section 2(a) is so applied, the Collateral Agent shall hold such amount in a separate interest bearing account (the “Distribution Account”) established for the benefit of the Creditors and identified as the “Checkpoint Creditor Obligation Distribution Account” or, with respect to any amount to be applied to Priority Bank Obligations, the Collateral Agent shall make such other reasonable arrangements as shall give effect to this Agreement (including, without limitation, the provisions of Section 2(a) hereof).
(g)Sections 2(f)(i) and (ii) of the Existing Intercreditor Agreement are hereby amended and restated in their entirety to read as follows:
(i)    On or prior to each True-Up Date, the Administrative Agent shall provide to the Noteholder Representative and the Collateral Agent a statement, as of the last Business Day of the month immediately preceding the True-Up Date (the “Statement Date”), of (A) the aggregate amount recovered in respect of the Foreign Collateral that has been applied to pay any Foreign Obligations (other than Foreign Obligations consisting of Priority Bank Obligations) (the “Foreign Obligation Paydown”) during the period commencing on (and including) the next preceding Statement Date or, if no such date has occurred, the Notice Date and ending on (but excluding) the Statement Date immediately preceding the True-Up Date (such period, the “Statement Period”), (B) the aggregate amount of the Bank Obligations (other than Priority Bank Obligations) outstanding as of the commencement of the Statement Period and (C) the aggregate amount recovered in respect of the Priority Bank Obligations during the period referred to in the foregoing subclause (A) and the aggregate amount of Bank Priority Obligations outstanding as of the commencement of the Statement Period. The Noteholder Representative shall promptly provide the statement from the Administrative Agent to each Noteholder and each Noteholder shall, upon receipt of such statement, promptly provide to the Collateral Agent the aggregate amount of Senior Note Obligations that is owed to such Noteholder and is outstanding as of the commencement of the Statement Period.

(ii)    During the period commencing on (but excluding) a True-Up Date and continuing to (and including) the next succeeding True-Up Date (the “Catch-Up Period”), all distributions that would otherwise be made by the Collateral Agent pursuant to subclause (ii) of clause Fifth and clause Sixth of Section 2(a) shall instead be made ratably to each Noteholder in respect of the Senior Note Obligations until the Noteholders shall have been paid, in the aggregate, an amount equal to the sum of (A) the same proportionate payment of the Senior Note Obligations as the Foreign Obligation Paydown for the relevant Statement Period represents of the Bank Obligations (other than Priority Bank Obligations) (the “Noteholder Catch-up Payment”), such proportions to be determined as of the commencement of such Statement Period, plus (B) all unpaid Noteholder Catch-up Payments for all prior Statement Periods.
(h)A new Section 2A is hereby added immediately after Section 2 of the Existing Intercreditor Agreement to read in its entirety as follows:
2A.    Sharing of Set-offs; Voluntary and Mandatory Prepayments.
(I)    Sharing of Set-offs
(a)    If, at any time, any Creditor shall obtain any payment in respect of any Obligation held by it as the result of the exercise of any right of set-off (a “Set-off Payment”), such Creditor shall share the payment so obtained in accordance with clause (I)(b) of this Section 2A, regardless of (i) the amount thereof or (ii) whether such payment was obtained from the Company, a Domestic Subsidiary, a Foreign Subsidiary or any other Person; provided, however, (A) this clause (I)(a) shall not apply to a Set-off Payment received in respect of regularly scheduled payments of interest or fees under the Credit Agreement as in effect on the Intercreditor Agreement Amendment Effective Date after giving effect to the Bank Second Amendment and (B) clause (I)(c), rather than this clause (I)(a) or clause (I)(b) shall apply to any Set-off Payment the sharing of which with one or more other Creditors would, in the reasonable opinion of the Company, result in adverse tax consequences to the Company and its Subsidiaries under Section 956 of the Internal Revenue Code (any such Set-off Payment, a “Foreign Set-off Payment”).
(b)    Subject to clause (I)(c) of this Section 2A, any Creditor obtaining a Set-off Payment (whether before or after the occurrence of a Notice Date) shall pay the amount thereof to the Collateral Agent and the Collateral Agent shall, promptly upon its receipt thereof, apply such amount to the payments specified in clauses First through Eighth of Section 2(a) in the order of priority set forth therein. Any amount distributed or to be distributed pursuant to this clause (I)(b) in respect of L/C Obligations shall be subject to the terms of Section 2(b).
(c)    If any Creditor obtains a Foreign Set-off Payment, it shall pay the amount thereof to the Collateral Agent and the Collateral Agent shall, promptly upon its receipt thereof, apply such amount to the payments specified in clauses First through Eighth of Section 2(a) in the order of priority set forth therein, except that it shall not pay any portion of such amount to any Creditor (a “Non-Receiving Creditor”) if such payment would, in its reasonable opinion or the reasonable opinion of the Company, result in adverse tax consequences to the Company and its Subsidiaries under Section 956 of the Internal Revenue Code; provided, however, that any substantially contemporaneous or subsequent payments pursuant to clause (I)(b) of this Section 2A shall be made in such manner that, after giving effect thereto, each Creditor will have received (to the extent possible) the amount that it would have received had each Foreign Set-off Payment been applied as provided in clause (I)(b) of this Section 2A (the amount of the adjustment required to be made under this proviso at any time in the payment to be made to all Non-Receiving Creditors under clause (I)(b) of this Section 2A being referred to as the “Set-off Payment Deficiency”). Section 2(f) shall not apply to Set-off Payments except to the extent that, at any time when a Noteholder Catch-up Payment is being calculated and a Set-off Payment Deficiency exists, such Noteholder Catch-up Payment shall be calculated taking into account the amount of such Set-off Payment Deficiency and any payments of such Set-Off Payment Deficiency.
(d)    At any time when a Set-off Payment Deficiency exists, the Majority Noteholder Creditors shall have the right to instruct the Collateral Agent to exercise any available right of set-off against any bank account of the Company or any Domestic Subsidiary Guarantor in order to recover an amount equal to the Set-off Payment Deficiency.
(e)    Each Creditor agrees to cooperate fully with each other Creditor and the Collateral Agent to implement the provisions of this Section 2A(I) including, without limitation, disclosing all relevant details of Set-off Payments received by it.
(f)    This clause (I) shall cease to apply on and after a Notice Date until the corresponding Trigger Event ceases to exist and any payments to which this clause would otherwise apply shall be applied as provided in Section 2(a) and the other provisions of this Agreement, provided that paragraph (d) (and the definition of “Set-off Payment Deficiency” in paragraph (c)) of this clause (I) shall remain in effect.
(g)    For the avoidance of doubt, the exercise of any right of set-off (and the corresponding receipt of a Set-off Payment) by any Creditor shall not constitute a Trigger Event except to the extent provided in the definition of such term.
(II)    Voluntary and Mandatory Prepayments.
(a)    Any mandatory prepayment of the Obligations from a Debt Issuance or Equity Issuance pursuant to Section 2.7(b)(iii) or (iv) of the Credit Agreement or Section 8.7(a) of the Note Agreement, in each case as in effect on the Intercreditor Agreement Amendment Effective Date after giving effect to the Bank Second Amendment and the Note Second Amendment, respectively, shall be applied as follows: first in direct order to (i) Swingline Loans made since the Intercreditor Agreement Amendment Effective Date, (ii) Alternate Base Rate Loans made since the Intercreditor Agreement Amendment Effective Date, (iii) LIBOR Rate Loans made since the Intercreditor Agreement Amendment Effective Date in direct order of Interest Period maturities and (iv) to a Cash Collateral account in respect of L/C Obligations (which Cash Collateral shall be limited to the amount by which all L/C Obligations exceed the Letters of Credit Threshold) issued or incurred since the Intercreditor Agreement Amendment Effective Date and second, to the Obligations of each Creditor based on such Creditor's Pro Rata Share of the remaining amount of such mandatory prepayment.

(b) Any voluntary prepayment of the Obligations pursuant to Section 2.7(b)(v) of the Credit Agreement or Section 8.7(b) of the Note Agreement, in each case as in effect on the Intercreditor Agreement Amendment Effective Date after giving effect to the Bank Second Amendment and the Note Second Amendment, respectively, shall be applied as follows: first in direct order to (i) Swingline Loans made since the Intercreditor Agreement Amendment Effective Date, (ii) Alternate Base Rate Loans made since the Intercreditor Agreement Amendment Effective Date, (iii) LIBOR Rate Loans made since the Intercreditor Agreement Amendment Effective Date in direct order of Interest Period maturities and (iv) to a Cash Collateral account in respect of L/C Obligations (which Cash Collateral shall be limited to the amount by which all L/C Obligations exceed the Letters of Credit Threshold) issued or incurred since the Intercreditor Agreement Amendment Effective Date and second, to the Obligations of each Creditor based on such Creditor's Pro Rata Share of the remaining amount of such voluntary prepayment.

(c)    For the avoidance of doubt, Loans outstanding prior to the Intercreditor

Agreement Amendment Effective Date that are extended into a subsequent Interest Period or are converted into another Type in accordance with the terms of the Credit Agreement shall not be considered new Loans made since the Intercreditor Agreement Amendment Effective Date for purposes of this Section 2A(II).
(d)    To the extent that, at any time, any Creditor believes it has received a smaller proportionate share of the payments of a particular priority than that to which it was entitled as of such time under this Section 2A(II), taking into account payments made to other Creditors, then such Creditor may notify the Collateral Agent of such belief and the Collateral Agent shall thereupon request all Creditors to report to the Collateral Agent the aggregate amount of payments made to them under this Section 2A(II) as of such time (and all Creditors agree to respond to such request promptly and accurately). The Collateral Agent shall then instruct all Creditors, as soon as commercially practicable, as to the payments to be made among them in order to give effect to this Section 2A(II). In the absence of manifest error, such instructions shall be binding on all Creditors, each of which hereby agrees to make such payments as soon as reasonably possible after receipt of such instructions and in accordance therewith. Any request for information made pursuant to this clause (d) to the Creditors by the Collateral Agent may be made, with respect to the Lenders, to the Administrative Agent.
(e)    This clause (II) shall cease to apply on and after a Notice Date until the corresponding Trigger Event ceases to exist and any payments to which this clause would otherwise apply shall be applied as provided in Section 2(a) and the other provisions of this Agreement.
(f)    For the avoidance of doubt, none of the mandatory or voluntary prepayments referred to in this Section 2A(II) constitute a Trigger Event.
(i)The first sentence of Section 5(a) of the Existing Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:
All moneys received by the Collateral Agent (in such capacity) pursuant to the terms of this Agreement shall be held for the parties entitled to such moneys pursuant to this Agreement and shall be dealt with in accordance with this Agreement, and either (i) the Collateral Agent shall segregate such moneys from any other moneys held by the Collateral Agent and hold such moneys in an interest bearing account of the Collateral Agent or (ii) with respect to any such moneys to be applied to Priority Bank Obligations, the Collateral Agent shall make such other reasonable arrangements as shall give effect to this Agreement (including, without limitation, the provisions of Section 2(a) hereof).
(j)The definition of “Pledge Agreement” in the Existing Intercreditor Agreement is hereby deleted and each other reference to the Pledge Agreement in the Existing Intercreditor Agreement shall be deemed to be a reference to “one or more of the Security Documents.”
(k)Immediately after each reference to gross negligence and willful misconduct in Sections 8(b)(iii), 8(b)(v), 8(b)(vii) and 8(c)(ii) of the Existing Intercreditor Agreement, the phrase “as determined by a final non-appealable order of a court of competent jurisdiction” shall be inserted.
(l)A new sentence is hereby added to the end of Section 9(f) of the Existing Intercreditor Agreement to read in its entirety as follows:
For the avoidance of doubt, a refinancing of the Credit Party Obligations under (and as defined in) the Credit Agreement as in effect on the Intercreditor Agreement Amendment Effective Date (after giving to the Bank Second Amendment) shall be deemed to be a transfer of the Obligations owing to the Lenders to the parties providing such refinancing for purposes of this Section 9(f).
2.Miscellaneous Provisions.
(a)Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Existing Intercreditor Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Existing Intercreditor Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Existing Intercreditor Agreement shall be read and construed as one instrument. All references in any Credit Document or any related agreement or instrument to the Intercreditor Agreement shall hereafter refer to the Existing Intercreditor Agreement, as amended hereby.
(b)THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
(c)This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
(d)This Amendment shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns.
(e)Each Noteholder hereby consents to the Bank Second Amendment and the Administrative Agent, on behalf of the Lenders, hereby consents to the Note Second Amendment.

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A/75064303.8
IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By: /s/ Beth Rue__________________________
Name: Beth Rue
Title: Director
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By: /s/ Beth Rue__________________________
Name: Beth Rue
Title: Director
PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:_/s/ Yvonne M. Guajardo____________________
Name: Yvonne M. Guarjardo
Title: Vice President